Exhibit 99.1

AtlasClear Holdings Signs Definitive Agreement to Acquire Ark Financial Services, including its Dawson James Securities Subsidiary, and Completes Initial 24.9% Investment

●	Combined total revenues plus interest income* of approximately $47.0 million for the companies’ most recent fiscal years (AtlasClear FYE June 30, 2026; Dawson James FYE December 31, 2025) — more than double AtlasClear’s standalone fiscal 2026 total revenues plus interest income of $21.9 million*

●	Dawson James, Ark’s principal operating subsidiary, was profitable in 2025, with audited net income of approximately $2.4 million

●	AtlasClearing (AtlasClear’s correspondent clearing subsidiary) and Dawson James were each in compliance with their net capital requirements, with approximately $14.4 million and $3.6 million of net capital at June 30, 2026, and July 31, 2026, respectively

●	Adds a nationally ranked small-cap investment bank to AtlasClear’s clearing platform

●	Total consideration of up to $24.5 million — approximately $8.25 million in cash (including a $2.5 million seller note) and approximately $16.25 million in AtlasClear common stock priced at market, including up to $3.25 million of deferred consideration payable only if Dawson James meets its 2026 and 2027 revenue targets

●	No AtlasClear shares issued for initial 24.9% investment; stock consideration will be issued only at or after the closing, subject to regulatory approval and other closing conditions, priced at the then-current market price, with no discount, warrants or price resets

TAMPA, Fla., October 15, 2026 (GLOBE NEWSWIRE) — AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear” or the “Company”), a company building regulated financial infrastructure for smaller institutions, fintechs and advisors, today announced that it has entered into a definitive business combination agreement to acquire Ark Financial Services, Inc. (“Ark”), the parent company of Dawson James Securities, Inc. (“Dawson James”), a full-service investment bank headquartered in Boca Raton, Florida. Concurrently with signing, AtlasClear completed the purchase of 24.9% of Ark’s outstanding equity. AtlasClear expects to acquire the remaining 75.1% upon receipt of FINRA approval and satisfaction of other closing conditions.

A Larger, More Diversified Company

On a combined basis, AtlasClear and Dawson James generated total revenues plus interest income* of approximately $47.0 million in their most recent fiscal years (AtlasClear’s fiscal year ended June 30, 2026, and Dawson James’s year ended December 31, 2025), more than double AtlasClear’s standalone total revenues plus interest income of $21.9 million* and up approximately 100% from a combined approximately $23.5 million for the companies’ respective prior fiscal years (AtlasClear’s fiscal year ended June 30, 2025, and Dawson James’s year ended December 31, 2024). AtlasClear presents its interest income, which is earned on balances held at its broker-dealer subsidiary, in other income; Dawson James includes interest income in revenue. Management believes that adding AtlasClear’s interest income to its total revenues presents the two companies’ results on a consistent basis. Combined total revenues were approximately $45.2 million for the most recent combined fiscal year, up approximately 110% from approximately $21.5 million for the prior combined fiscal year. The table below reconciles total revenues plus interest income to each company’s total revenues determined in accordance with GAAP.

* This is a non-GAAP measure; see “Basis of Combined Information” below for additional information.

The combination also broadens the Company’s revenue base. AtlasClear’s growth in fiscal 2026 was led by stock locate fees, and Dawson James’s revenue is driven primarily by investment banking and advisory fees. Together, approximately 73% of combined total revenues plus interest income for the most recently completed fiscal year of each company came from sources other than brokerage commissions. Dawson James was profitable in 2025, reporting audited net income of approximately $2.4 million.

($ millions)	Prior fiscal year (1)	Most recent fiscal year (2)	Change
AtlasClear total revenues	10.9	20.1	+85%
Dawson James total revenues	10.6	25.1	+136%
Combined total revenues	21.5	45.2	+110%
AtlasClear interest income (other income under GAAP)	2.0	1.8
Combined total revenues plus interest income (3)	23.5	47.0	+100%
Dawson James net income (loss)	(0.7)	2.4

(1) AtlasClear fiscal year ended June 30, 2025; Dawson James year ended December 31, 2024. (2) AtlasClear fiscal year ended June 30, 2026; Dawson James year ended December 31, 2025. (3) Total revenues plus interest income is a supplemental measure that is not calculated in accordance with GAAP; see “Basis of Combined Information” below. Totals may not sum due to rounding.

Strategic Rationale

Dawson James is an active placement agent and underwriter for small-cap and micro-cap companies and ranked #14 by transaction volume in the first quarter of 2026, according to PlacementTracker’s Market League Tables. Dawson James has begun clearing through AtlasClearing, and the Company expects that business to grow over time. The combination allows AtlasClear to participate in the full life of a transaction — from capital raising and distribution through execution, clearing and settlement — and to bring the capital formation needs of Dawson James’s issuer clients together with AtlasClearing’s clearing, stock locate and custody services and, following completion of its planned acquisition of Commercial Bancorp of Wyoming, commercial banking.

Management Commentary

“Today we take a major step toward the company we set out to build,” said John Schaible, Executive Chairman of AtlasClear Holdings. “On a combined basis, this transaction more than doubles our revenue and interest income, to approximately $47 million on a historical basis, and adds a profitable, well-known investment bank to a clearing platform that grew revenue 85% last year. Dawson James brings issuers, deal flow and distribution; AtlasClearing brings clearing, stock locate and custody; and with Commercial Bancorp we intend to add banking. Very few firms serving small-cap and micro-cap companies can offer all of that under one roof. We also built this deal to protect our shareholders. Not one share was issued for our initial stake, and no shares will be issued unless the transaction closes. When shares are issued, they will be priced at the market, with no discount and no warrants.”

“Dawson James has already begun clearing through AtlasClearing,” said Craig Ridenhour, President of AtlasClear Holdings and Chairman of AtlasClearing, Inc. “Bringing an active underwriter and placement agent onto our platform gives our clearing, stock locate and custody operations direct access to new issuer and investor flow, and we expect that business to grow as we integrate the two firms.”

Structured to Limit Dilution

AtlasClear’s management structured the transaction to limit dilution to existing stockholders:

●	No shares at signing. The initial 24.9% investment was funded entirely with $2.5 million in cash and a $2.5 million seller note. No AtlasClear shares were issued.

●	Shares only at closing. AtlasClear shares will be issued only at the closing of the transaction, which requires, among other things, FINRA approval and the approval of AtlasClear’s stockholders.

●	Priced at market and fixed in dollars. The stock consideration at closing is a fixed dollar amount — $13.8125 million — issued at the five-day volume-weighted average price of AtlasClear’s common stock ending on the closing date, with no discount to market and no minimum share count, price reset or ratchet.

●	No warrants or convertible securities. The consideration includes no warrants, preferred stock or convertible securities.

●	Stock earn-out paid only for performance. Up to $2.4375 million of additional shares is payable only to the extent Dawson James achieves its revenue targets for 2026 and 2027, and is likewise priced at the market at the time of payment.

●	Lock-up. Ark stockholders receiving AtlasClear shares will be subject to a lock-up of six months and will receive customary registration rights.

Transaction Terms

Under the business combination agreement, AtlasClear purchased 24.9% of Ark’s outstanding equity from Ark’s majority stockholder for $2.5 million in cash and a $2.5 million promissory note payable within 90 days (or sooner under certain circumstances). At the closing of the transaction, AtlasClear will acquire the remaining equity of Ark for $2.4375 million in cash and $13.8125 million in AtlasClear common stock, valued at the five-day volume-weighted average price ending on the closing date, of which a total of $1.65 million in cash and stock will be held in escrow to support indemnification obligations. Ark’s former stockholders may also receive up to $3.25 million of deferred consideration, payable 25% in cash and 75% in AtlasClear common stock, based on revenue for the twelve-month periods ending December 31, 2026 and 2027. Total consideration is up to $24.5 million. In addition, as is customary for broker-dealer acquisitions, net capital of Dawson James in excess of $1.0 million at closing, valued at market, will be paid to Ark’s stockholders in cash or, at the majority stockholder’s election, in AtlasClear shares at the same closing price.

Completion of the transaction is subject to approval by FINRA of Dawson James’s continuing membership application under FINRA Rule 1017, approval of AtlasClear’s stockholders to the extent required by the NYSE American Company Guide, and other customary closing conditions. Because Bob Keyser, the majority owner of Ark, is a director of AtlasClear, the transaction was reviewed and approved by the independent members of AtlasClear’s Board of Directors. Greenberg Traurig, LLP is serving as legal counsel to AtlasClear, and ArentFox Schiff LLP is serving as legal counsel to Ark.

The information set forth in this release is subject to the more complete information set forth in the Current Report on Form 8-K to be filed by AtlasClear.

Basis of Combined Information

The combined financial information in this release is the arithmetic sum of (i) AtlasClear’s audited consolidated results for its fiscal years ended June 30, 2025 and 2026 [as reported in its Annual Report on Form 10-K] and (ii) Dawson James Securities, Inc.’s audited results for its years ended December 31, 2024 and 2025, as reported in its annual reports filed with the SEC under Rule 17a-5. The two companies have different fiscal years, and the periods combined are not the same. The combined information is not pro forma financial information prepared in accordance with Article 11 of Regulation S-X; it does not reflect acquisition accounting, transaction costs, financing, intercompany eliminations, anticipated synergies, or the results of Ark Financial Services, Inc. and its other subsidiaries, and it is not necessarily indicative of the results the combined company would have achieved or will achieve. AtlasClear will file audited financial statements of Ark and pro forma financial information as and when required by SEC rules.

Total revenues plus interest income is a supplemental measure that is not calculated in accordance with GAAP; it is the sum of total revenues and interest income and should not be considered a substitute for total revenues determined in accordance with GAAP. Interest income is presented in other income under GAAP. This measure should not be considered a substitute for total revenue determined in accordance with GAAP.

Reconciliation: Fiscal 2026 GAAP total revenue of $20.1 million plus interest income of $1.8 million equals total revenue plus interest income of $21.9 million for AtlasClear.

About Dawson James Securities, Inc.

Dawson James Securities, Inc. is a full-service investment firm providing investment banking, capital markets, institutional sales and trading, research and wealth management services. Headquartered in Boca Raton, Florida, Dawson James is an active placement agent and underwriter for small-cap and micro-cap companies across sectors including biotechnology, digital assets, defense, industrials and digital media. Dawson James is a member of FINRA and SIPC. For more information, visit www.dawsonjames.com.

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. (NYSE American: ATCH) is building a technology-enabled financial services platform designed for trading, clearing, settlement, and banking for emerging financial institutions and fintechs. Through its wholly owned subsidiary AtlasClearing, Inc. (formerly Wilson-Davis & Co., Inc.), a full-service correspondent broker-dealer registered with the SEC and FINRA, its pending acquisition of Ark Financial Services, Inc. and Dawson James Securities, Inc., and its planned acquisition of Commercial Bancorp of Wyoming, AtlasClear Holdings seeks to deliver a vertically integrated suite of investment banking, brokerage, clearing, risk management, regulatory, and commercial banking solutions. For more information, follow us on LinkedIn or X and visit www.atlasclear.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the proposed acquisition of Ark Financial Services, Inc., the expected timing and completion of the transaction, receipt of FINRA and stockholder approvals, the anticipated benefits of the transaction, including the growth of Dawson James’s clearing activity through AtlasClearing and the combined company’s revenue mix, the retention of Dawson James personnel, the deferred consideration, the planned acquisition of Commercial Bancorp of Wyoming, and the Company’s future financial performance and strategy. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” and similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Factors that could cause actual results to differ include, but are not limited to: the failure to receive FINRA or stockholder approval or to satisfy the other conditions to the transaction; the risk that the transaction is not completed on the terms described or at all; the risk that the audited financial statements of Ark differ from the financial information of Dawson James described in this release; the historical results of Dawson James, including revenue derived from a limited number of transactions, channels or clients, may not be indicative of future results; investment banking revenue is transactional and may vary significantly from period to period; the ability to retain key Dawson James personnel and clients; the ability to integrate Dawson James and realize the anticipated benefits; dilution from the issuance of AtlasClear common stock; the risk that the Commercial Bancorp acquisition is not completed; changes in general economic, market or regulatory conditions; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2026. AtlasClear undertakes no obligation to update or revise forward-looking statements, except as required by law.

Company Contact:

AtlasClear Holdings, Inc. | Email: AtlasClearIR@atlasclear.com

Investor Relations Contact:

Jeff Ramson, CEO, PCG Advisory, Inc. | Email: jramson@pcgadvisory.com